UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – August 5, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

140 Union Square Drive New Hope, Pennsylvania		18938
(Address of principal executive offices)		(Zip Code)

(215) 862-6860
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Under the terms of that certain Going Forward Agreement entered into between Photogen Technologies, Inc. (the “Company”) and Xmark Fund, Ltd. and Xmark Fund, L.P. (collectively “Xmark”) dated as of April 30, 2003, the Company has an obligation to pay Xmark $1,250,000 on August 5, 2003.  At this time, the Company is unable to meet its obligations to Xmark and is in discussions with Xmark regarding a possible restructuring of these obligations.  The Company’s obligations to Xmark are secured by a first priority lien in favor of Xmark on the Company’s Imagent®-related assets.

                The Company was also obligated to repay its promissory notes in favor of three of the Company’s investors for an aggregate principal amount up to $3,000,000 on August 5, 2003.  The Company is unable to meet its obligation under the terms of these notes at this time.  The Company’s obligations to these noteholders are secured by a second priority lien in favor of the noteholders on the Company’s Imagent®-related assets and a first priority lien in favor of the noteholders on all of the Company’s other assets.  The noteholders have indicated to the Company that they are reserving their right to pursue their remedies under the terms of these notes in the future.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

	By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: August 5, 2003